Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 18, 2011, relating to the financial statements and financial statement schedules of ICU Medical, Inc., and the effectiveness of ICU Medical, Inc.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of ICU Medical, Inc. for the year ended December 31, 2010.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
June 30, 2011